DRIVEN BY SCIENCE FOCUSED ON LIFE June 2025 Exhibit 99.1

Forward-looking statements Certain statements included in this presentation (this “Presentation”) that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, IBTROZI’s commercial opportunity, IBTROZI’s and safusidenib’s best-in-class therapeutic potential, potential therapeutic benefit of Nuvation Bio’s product candidates and planning and advancement of clinical studies for such product candidates, success of clinical study design, the potential of the DDC platform, and strength of pro forma cash position providing a path to profitability without need to raise additional capital. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical studies due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q filed with the SEC on May 7, 2025 under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Presentation. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Presentation.

Nuvation Bio is focused on tackling the greatest challenges in cancer treatment IBTROZITM (taletrectinib) is a next generation, potentially best-in-class ROS1 inhibitor recently approved for advanced ROS1+ NSCLC in the U.S. and in China Global, commercial-stage oncology company focused on innovating and developing first- or best-in-class medicines for diseases that represent particularly large unmet patient needs NUV-1511, the Company’s first clinical-stage drug-drug conjugate (DDC), is being evaluated in a Phase 1/2 study; NUV-868 is a BD2-selective BET inhibitor that has completed Phase 1 and Phase 1b studies Safusidenib is a potentially best-in-class, brain penetrant, mIDH1 inhibitor entering pivotal studies for diffuse IDH1-mutant glioma Robust cash balance of $462 million as of 3/31/25 plus up to $250 million1 in non-dilutive capital from Sagard Healthcare Partners provides path to profitability without need for additional funding 1. Includes $150 million of royalty interest financing and $50 million of debt funded after U.S. FDA approval of IBTROZI. An additional $50 million in debt is available at the company’s option for 12 months following first commercial sale.

Nuvation Bio has four differentiated oncology programs ranging from approved in the U.S. and China to Phase 1 ongoing

Program	Target Indication(s)	Current Stage of Development					Anticipated Milestones & Recent Updates
		Preclinical	Phase 1	Phase 2	Pivotal	Approved	
IBTROZI taletrectinib[1]	Advanced ROS1+ NSCLC (treatment line agnostic)	*Approved for advanced ROS1+ NSCLC in the U.S. and China*					• Approved by the U.S. FDA and China's NMPA • Marketing Authorization Application under review in Japan
Safusidenib[2] (mIDH1)	Diffuse IDH1-mutant glioma						• Entering pivotal studies in 2025 • Phase 2 study ongoing
NUV-1511 (DDC)	Advanced solid tumors[3]						• Phase 1/2 dose escalation study ongoing
NUV-868 (BET)	Currently under internal evaluation[4]						• Completed Phase 1 monotherapy and Phase 1b combination studies in advanced solid tumors

BET: Bromodomain and Extra-Terminal motif; ESMO: European Society of Medical Oncology Congress; mIDH1: mutant isocitrate dehydrogenase 1; NSCLC: Non-small cell lung cancer; ROS1+: c-ros oncogene 1-positive;
1. Worldwide development and commercial rights in-licensed from Daiichi Sankyo; rights to IBTROZI have been out-licensed in China (Innovent Biologics) and Japan (Nippon Kayaku). 2. Worldwide development and commercial rights in-licensed from Daiichi Sankyo, excluding Japan where Daiichi Sankyo retains development and commercial rights. 3. Includes patients with advanced solid tumors who previously received and progressed on or after treatment with Enhertu® and/or Trodelvy® per approved U.S. FDA labeling, human epidermal growth factor receptor 2-negative (HER2-) metastatic breast cancer, metastatic castration-resistant prostate cancer (mCRPC), advanced pancreatic cancer, and platinum-resistant ovarian cancer.

4

IBTROZI | ROS1i Advanced ROS1+ NSCLC Approved by U.S. FDA in June 2025

NOW APPROVED

IBTROZI is a next generation, potentially best-in-class ROS1 TKI obtained from the April 2024 acquisition of AnHeart Therapeutics

Commercial opportunity

- **Approved in the U.S. and in China** for advanced ROS1+ NSCLC (line agnostic)
- Previously received Breakthrough Therapy Designations in 1L & 2L (U.S. and China)

Differentiated profile[1]

- Potentially best-in-class efficacy and safety profile
- Durable responses and prolonged progression-free survival
- Highly brain penetrant and active against common mutations

Strong partnerships

- AnHeart in-licensed IBTROZI from Daiichi Sankyo in 2018
- Maintain global rights except in China and Japan where rights have been out-licensed[2]

1. IBTROZI prescribing information; Perol et al., *Journal of Clinical Oncology*, 2025. 2. Worldwide development and commercial rights in-licensed from Daiichi Sankyo; rights to IBTROZI have been out-licensed in China (Innovent Biologics) and Japan (Nippon Kayaku).

7

While ROS1+ NSCLC treatment has evolved since IO/chemo, there remains an opportunity to improve upon the current landscape

	First-line (TKI-naïve)			Second-line (TKI-pre-treated)		
	Repotrectinib[1]	Entrectinib[2]	Crizotinib[3]	Repotrectinib[1]	Zidesamtinib[4]	
Study	*TRIDENT-1*	*ALKA-372-001, STARTRK-1, STARTRK-2*	*PROFILE 1001*	*TRIDENT-1*	*ARROS-1*	
					Crizotinib & entrectinib	Repotrectinib
n	71	168	53	56	17	3
ORR	79%	68%	72%	38%	53%	0%
Median DOR	34 months	21 months	25 months	15 months	N/A	
Median PFS	36 months	16 months	19 months	9 months	N/A	
G2032R ORR	--	--	--	59% (10/17)	62% (16/26)	
IC-ORR[1]	89% (8/9)	80% (20/25)	N/A	38% (5/13)	50% (4/8)	

Note: These data are derived from different clinical studies, with differences in study design and patient populations. No head-to-head studies have been conducted. Comparisons in a head-to-head study may yield different results. ORR: confirmed Overall response rate; DOR: Duration of response; IC-ORR: Intracranial overall response rate; PFS: Progression free survival. 1. AUGTYRO prescribing information and Drilon et al., *New England Journal of Medicine*, 2024. 2. Drilon et al., *JTO Clinical Research Reports*, 2022. 3. XALKORI prescribing information and Shaw et al., *Annals of Oncology*, 2019. 4. Zidesamtinib is not approved and still in clinical development; Besse et al., ESMO Presentation, 2024; includes 20 response evaluable patients who received 1 prior ROS1 TKI; includes nine confirmed partial responses in patients previously treated with: crizotinib (n=11), entrectinib (n=6, implied based on standard medical practices and available data), and repotrectinib (n=3); median DOR and median PFS "N/A" for subgroup of all patients who received 1 prior ROS1 TKI; G2032R cORR and IC-cORR include patients that received ≥ 2 prior ROS1 TKIs.

8

Dose modification rates of previously approved TKIs are elevated, while neurological AEs remain a significant issue for patients in the real-world setting Repotrectinib Entrectinib Crizotinib Note: These data are derived from different clinical studies, with differences in study design and patient populations. No head-to-head studies have been conducted. Comparisons in a head-to-head study may yield different results. AE: Adverse Event. Sources: AUGTYRO prescribing information (includes patients with NTRK+ solid tumor), ROZLYTREK prescribing information (includes patients with NTRK+ solid tumor), and XALKORI prescribing information (combined analysis of Study 1 & 2 of patients with ALK+ NSCLC patients; Headache adverse event rate from Study 1 only). Dose Modification Neurological Adverse Events Interruption Reduction Discontinuation Dizziness Dysgeusia Headache

IBTROZI demonstrated high and durable responses in TKI-naïve patients, but latest durability metrics now reflect median not reached with even longer follow-up

	June 2024 data cutoff	October 2024 data cutoff	
	Pooled (JCO publication)[1]	TRUST-I (label)[2]	TRUST-II (label)[2]
n	160	103	54
cORR	89%	90%	85%
Median DOR	44 months	*Not Reached*	*Not Reached*
Median PFS	46 months	*Not Reached*	*Not Reached*
IC-cORR	77% (13/17)	88% (7/8)	57% (4/7)

cORR: confirmed Overall response rate; DOR: Duration of response; IC-cORR: Intracranial confirmed overall response rate; PFS: Progression free survival. 1. Perol et al., *Journal of Clinical Oncology*, 2024; Median duration of follow-up of 20.7 months for the pooled data set. 2. IBTROZI prescribing information, excluding median PFS; IC-cORR is not broken out by TRUST-I and TRUST-II study in the IBTROZI prescribing information and includes patients who had measurable CNS metastases at baseline as assessed by BICR and had not received radiation therapy to the brain within 2 months prior to study entry; Median duration of follow-up of 40.9 and 20.5 months in TRUST-I and TRUST-II, respectively.

10

No drugs in solid tumor oncology have demonstrated the combined efficacy profile seen with IBTROZI in the first line (TKI-naïve) setting

Program	ORR	mPFS	mDOR
RETEVMO (selpercatinib)[1]	84%	22 months	20 months
AUGTYRO (repotrectinib)[2]	79%	36 months	34 months
ALECENSA (alectinib)[3]	79%	26 months	< 18 months
TAGRISSO (osimertinib)[4]	77%	19 months	17 months
VITRAKVI (larotrectinib)[5]	75%	--	33 months
XTANDI (enzalutamide)[6]	59%	20 months	--

Note: Each product is approved for use in their respective indications and the data shown are derived from different clinical studies with differences in cancer types, study design and patient populations. mDOR: median Duration of response; ORR: Overall response rate; mPFS: median Progression-free survival. Source: 1. RETEVMO prescribing information; Drilon et al., Journal of Clinical Oncology, 2022. 2. AUGTYRO prescribing information; Drilon et al., New England Journal of Medicine, 2024. 3. ALECENSA prescribing information. 4. TAGRISSO prescribing information; Soria et al., New England Journal of Medicine, 2018. 5. VITRAKVI prescribing information. 6. Beer et al., New England Journal of Medicine, 2014; Beer et al., European Urology (Final Analysis of PREVAIL study), 2016.

11

IBTROZI demonstrated striking results in the TKI-pretreated setting, especially in the majority western TRUST-II study which is still maturing

	June 2024 data cutoff	October 2024 data cutoff	
	Pooled (JCO publication)[1]	TRUST-I (label)[2]	TRUST-II (label)[2]
n	113	66	47
cORR	56%	52%	62%
Median DOR	17 months	13 months	19 months
Median PFS	10 months	8 months	12 months
G2032R cORR	62% (8/13)	62% (8/13)	
IC-cORR	66% (21/32)	75% (9/12)	50% (6/12)

cORR: confirmed Overall response rate; DOR: Duration of response; IC-cORR: Intracranial confirmed overall response rate; PFS: Progression free survival. 1. Perol et al., *Journal of Clinical Oncology*, 2024; Median duration of follow-up of 21.0 months for the pooled data set. 2. IBTROZI prescribing information, excluding median PFS and median DOR (median DOR excluded from the label due to immature follow-up); prescribing information includes response after resistance mutations in addition to G2032R (n=15); IC-cORR is not broken out by TRUST-I and TRUST-II study in the IBTROZI prescribing information and includes patients who had measurable CNS metastases at baseline as assessed by BICR and had not received radiation therapy to the brain within 2 months prior to study entry; Median duration of follow-up of 35.1 and 20.4 months in TRUST-I and TRUST-II, respectively.

12

IBTROZI's safety profile remained favorable with low incidence of neuro TEAEs; only 7% of patients had a TEAE leading to drug discontinuation

Select Adverse Reactions ≥20%

Adverse Reaction: n (%)	Any grade	Grade 1	Grade 2	Grade ≥3
Diarrhea	214 (64)	169 (50)	38 (11)	7 (2)
Nausea	159 (47)	123 (36)	31 (9)	5 (1)
Vomiting	146 (43)	114 (34)	27 (8)	5 (1)
Rash	75 (22)	43 (13)	26 (8)	6 (2)
Dizziness	75 (22)	67 (20)	7 (2)	1 (0)
Constipation	71 (21)	61 (18)	10 (3)	0 (0)
Fatigue	67 (20)	49 (15)	15 (4)	3 (1)

Select Laboratory Abnormalities[1] (Grade 3/4 ≥ 5%)

Lab Abnormality: n (%)	Any grade	Grade 1	Grade 2	Grade ≥3[1]
AST Increased	293 (87)	191 (57)	68 (20)	34 (10)
ALT increased	284 (85)	170 (51)	70 (21)	44 (13)
CPK increased	179 (53)	55 (37)	16 (11)	8 (5)
Neutrophils decreased	81 (25)	123 (37)	31 (9)	18 (5)

Commentary

- Includes 337 patients with ROS1+ NSCLC who received >1 dose of IBTROZI (600mg)
- Dose modifications driven by elevated liver function tests, which oncologists are familiar with treating:
  - Dose interruption due to TEAE: 41%
  - Dose reduction due to TEAE: 29%
- >90% of dizziness was grade 1 and transient, lasting ~3 days
  - IBTROZI label does not include any warnings or precautions related to CNS effects
- ~80% of diarrhea was grade 1, occurred within ~2 days of starting therapy, and resolved in ~1 day

Source: IBTROZI prescribing information. ALT: alanine aminotransferase; AST: aspartate aminotransferase; CPK: creatinine phosphokinase; TEAE: treatment-emergent adverse event.
1. The denominator used to calculate the rate varied from 149 to 336 based on the number of patients with a baseline value and at least one post-treatment value.

13

IBTROZI has 11–20x selectivity for ROS1 over TRKb in enzymatic assays and cell growth inhibition assays IC50 nM Fold selectivity CD74-ROS1 SLC34A-ROS1 GOPC-ROS1 ROS1 average ETV6-NTRK2 (TRKb) IBTROZI 1.7 11.1 3.8 5.5 103 19x Repotrectinib 0.8 6.5 2.2 3.2 3.3 1x IC50 nM Fold selectivity ROS1 TRKb IBTROZI1 0.207 2.28 11x IBTROZI2 0.073 1.47 20x Repotrectinib3 1.1 1.2 1x Kinase selectivity In vitro cell growth inhibition in ROS1 and TRKb-fusion driven cell lines Source: Nuvation Bio internal preclinical research data on file; Katayama et al, Nature Communications, 2019. 1. ATP concentration at Km. 2. ATP concentration at 10 uM. 3. ATP concentration at 1 mM.

ROS1+ NSCLC market represents a sizeable global commercial opportunity

Key takeaways

- NSCLC accounts for ~87%[1] of all lung cancers
- ROS1+ lung cancer represents ~2%[2] of new NSCLC cases each year
- There are currently three therapies approved in the U.S. to treat patients with ROS1+ NSCLC:

1st gen.
  - Crizotinib (Pfizer, approved 2016[3])
  - Entrectinib (Roche, approved 2019[4])

2nd gen
  - Repotrectinib (Bristol-Myers Squibb, approved 2023[5])

Estimated new cases per year


~2,000-4,000[1,2]


~1,000-2,000[2,6]


~2,600-5,200[2,7]


~16,500[8,9]

mPFS: median progression-free survival; TKI: tyrosine kinase inhibitor. 1. American Cancer Society (2025). 2. National Center for Biotechnology Information: Gendarme et al., Curr Oncol (2022). 3. Initially approved by U.S. FDA in 2011 for the treatment of patients with advanced or metastatic ALK-positive NSCLC; later approved in 2016 for the treatment of patients with metastatic ROS1+ NSCLC. 4. Approved by U.S. FDA in 2019 for the treatment of patients with metastatic ROS1+ NSCLC and the treatment of patients with neurotrophic tyrosine receptor kinase (NTRK) gene fusion without a known acquired resistance mutation. 5. Approved by U.S. FDA in 2023 for the treatment of patients with advanced or metastatic ROS1+ NSCLC. 6. National Cancer Center Japan (2019). 7. European Cancer Information Systems (2021). 8. Gao et al., J Thorac Oncol (2020). 9. Zhang et al., Thorac Cancer (2019).

15

IBTROZI's strong clinical profile turns the commercial opportunity from an incidence story to a prevalence story

Theoretical maximum U.S. ROS1+ NSCLC market opportunity

Key assumptions and commentary

- Incidence: ~3,000[1] newly diagnosed ROS1+ NSCLC patients in the U.S. each year based on current DNA testing (RNA testing will detect ~30% more ROS1 fusions)
- Pricing: ~$350,000[2] per year, based on gross IBTROZI annual price
- Does not incorporate product market share or other factors impacting potential revenue including product adoption, access and reimbursement, and persistency

Year 1 — *Total: ~$1 billion*

- ~$1 billion — *3,000 patients X $350k per year*

Year 2 — *Total: ~$2 billion*

- ~$1 billion — *3,000 patients X $350k per year*
- ~$1 billion — *3,000 patients X $350k per year*

Year 3 — *Total: ~$3 billion*

- ~$1 billion — *3,000 patients X $350k per year*
- ~$1 billion — *3,000 patients X $350k per year*
- ~$1 billion — *3,000 patients X $350k per year*

Year 4 — *Total: ~$3.8 billion*

- ~$1 billion — *3,000 patients X $350k per year*
- ~$1 billion — *3,000 patients X $350k per year*
- ~$1 billion — *3,000 patients X $350k per year*
- ~$800 million[3] — *3,000 patients X $350k per year*

NSCLC: Non-small cell lung cancer. Note: Based on median progression-free survival demonstrated by IBTROZI in the first line setting (Pooled TRUST-I and TRUST-II data: Perol et al., *Journal of Clinical Oncology*, 2024). 1. Reflects midpoint of epidemiology assumptions based on ROS1+ lung cancer representing approximately 2% of new NSCLC cases annually; American Cancer Society (2025), National Center for Biotechnology Information: Gendarme et al., Curr Oncol (2022). 2. Nuvation Bio internal pricing information. 3. Reflects full market potential for 10 of 12 months in final year given median progression-free survival of 46 months as of June 7, 2024 data cutoff.

16

New NCCN Guidelines (as of January 7, 2025) now specifically contraindicate IO/chemo and recommend ROS1 TKIs for ROS1+ NSCLC

NCCN Guidelines 2024

ROS1 Rearrangement: First Line Therapy


ROS1 rearrangement
ROS1 rearrangement discovered prior to first-line systemic therapy
Preferred
Entrectinib[rr,kkk]
or
Crizotinib[rr]
or
Repotrectinib[rr,kkk]
or
Other Recommended
Ceritinib[rr]
ROS1 rearrangement discovered during first-line systemic therapy
Complete planned systemic therapy, including maintenance therapy, or interrupt, followed by entrectinib[kkk] (preferred), crizotinib (preferred), repotrectinib[kkk] (preferred), or ceritinib

PD-L1 Positive (>1%): First Line Therapy

***CONTRAINDICATIONS** for treatment with PD-1/PD-L1 inhibitors may include active or previously documented autoimmune disease and/or current use of immunosuppressive agents; some oncogenic drivers **(ie, EGFR exon 19 deletion or L858R, ALK rearrangements)** have been shown to be associated with less benefit from PD-1/PD-L1 inhibitors.*

NCCN Guidelines 2025

ROS1 Rearrangement: First Line Therapy


ROS1 rearrangement
ROS1 rearrangement discovered prior to first-line systemic therapy
Preferred
Crizotinib[ss]
or
Entrectinib[ss,ooo]
or
Repotrectinib[ss,ooo]
ROS1 rearrangement discovered during first-line systemic therapy
Interrupt current therapy[xx] and start Crizotinib (preferred) or Entrectinib[ooo] (preferred) or Repotrectinib[ooo] (preferred)

PD-L1 Positive (>1%): First Line Therapy

***CONTRAINDICATIONS** for treatment with PD-1/PD-L1 inhibitors may include active or previously documented autoimmune disease and/or current use of immunosuppressive agents; some oncogenic drivers **(ie, EGFR exon 19 deletion or L858R; ALK, RET, or ROS1 rearrangements)** have been shown to be associated with less benefit from PD-1/PD-L1 inhibitors.*

Source: National Comprehensive Cancer Network 2025 and 2024.

17

Based on its clinical profile, IBTROZI has the potential to multiply the size of the ROS1+ NSCLC market, similar to precedent growth seen in ALK and EGFR Precedent NSCLC markets (1L)1 ROS1+ NSCLC (1L)2 ALK+ NSCLC Note: These data are derived from different clinical studies, with differences in study design and patient populations. No head-to-head studies have been conducted. Comparisons in a head-to-head study may yield different results. mo.: months; ORR: Overall response rate; mPFS: median Progression-free survival. 1. ALECENSA prescribing information (ALEX study results comparing alectinib to crizotinib); LORBRENA prescribing information; TAGRISSO prescribing information. 2. IBTROZI prescribing information; AUGTYRO prescribing information and Drilon et al., New England Journal of Medicine, 2024; Drilon et al., JTO Clinical Research Reports, 2022; XALKORI prescribing information and Shaw et al., Annals of Oncology, 2019. EGFR+ NSCLC mPFS ORR mPFS (2nd gen.) 36 mo. Not Reached 10 mo. 26 mo. 26 mo. NR @ 5-yrs 10 mo. 19 mo. 19-16 mos. mPFS (1st gen.) 72% 79% 79% 76% 69% 77% 79% 85 – 90% 72-68% ORR (2nd gen.) ORR (1st gen.) Not Reached 85 – 90%

Osimertinib captured >90% market share after incremental, but meaningful improvements over 1st gen. TKIs; U.S. EGFR market has grown ~3x since launch

Total Net U.S. Revenue (EGFR+ NSCLC TKIs)

$ in millions

Osimertinib TKI Market Share:	Y1	Y2	Y3	Y4	Y5	Y6	Y7	Y8
	1%	21%	32%	61%	83%	92%	95%	95%



$689
$689
2013
$731
$731
2014
Osimertinib approved in 2L setting
$748
$6
$727
$15
2015
$915
$23
$638
$254
2016
$965
$39
$521
$405
2017
Osimertinib approved in 1L setting
$1,161
$26
$266
$869
2018
Erlotinib patent expiry
$1,285
$17
$1,268
2019
Osimertinib approved in adjuvant setting
$1,580
$14
$1,566
2020
$1,791
$11
$1,780
2021
$2,016
$9
$2,007
2022
$2,279
$3
$2,276
2023
Osimertinib
Erlotinib
Gefitinib

Source: Evaluate Pharma, Earning Reports from AstraZeneca (Osimertinib, erlotinib) and Roche (gefitinib) from 2013 to 2023.
Note: Net revenue of afatinib is not available as Boehringer Ingelheim is a private company. Net revenue of dacomitinib in EGFR+ NSCLC is minimal and therefore not included in this analysis.

19

Safusidenib | mIDH1i Diffuse IDH1-mutant glioma Entering pivotal studies in 2025

Safusidenib is a potentially best-in-class mIDH1 inhibitor for diffuse IDH1-mutant glioma, which was also obtained from the acquisition of AnHeart Therapeutics

Unmet need

- People diagnosed with glioma are in need of better treatment options

Validated target

- Vorasidenib approved to treat glioma in Aug. '24[1]
- 15% royalty on future U.S. sales of vorasidenib acquired for $905M[2]

Differentiated profile

- Encouraging early data **including 2 CRs[3]**
- Potential in broad population
- Limited competition

Global rights

- AnHeart in-licensed safusidenib from Daiichi Sankyo in 2020
- Daiichi Sankyo retains rights in Japan[4]

CR: Complete response. mIDH1: mutant IDH1; 1. In August 2024, the U.S. FDA approved Servier Pharmaceutical's vorasidenib for the treatment of grade 2 astrocytoma or oligodendroglioma following surgery. 2. In May 2024, Royalty Pharma agreed to acquire a 15% royalty on U.S. net sales of vorasidenib in low grade diffuse glioma for $905 million from Agios Pharmaceuticals; Agios will retain 3% of the 15% royalty on sales above $1 billion and the right to receive a $200 million milestone payment from Servier Pharmaceuticals upon U.S. FDA approval. 3. Natsume et al., *Neuro-Oncology*, 2022; two complete responses represent one complete response in a grade 4 astrocytoma and one complete response in the target lesions of a grade 3 oligodendroglioma (with stable disease in non-target lesions). 4. Worldwide development and commercial rights in-licensed from Daiichi Sankyo, excluding Japan where Daiichi Sankyo retains development and commercial rights.

21

The diffuse IDH1-mutant glioma market represents a sizeable commercial opportunity, particularly because patients can remain on drug for years

Mutant IDH glioma epidemiology overview

Annual Incidence: Mutant IDH glioma

- New cases per year: **~2,400**
- IDH1 mutations make up **>95%** of mIDH gliomas
- Low-grade survival time: **~10 – 15+ years**
- High-grade survival time: **~3 – 7+ years**

Mutant IDH glioma classification

Low Grade: Grade 2
High Grade: Grades 3 – 4


Low grade ~52%
High grade ~48%

Source: CBTRUS Statistical Report: Primary Brain and Other Central Nervous System Tumors Diagnosed in the United States in 2017–2021 . UpToDate – a Wolters Kluwer Company.

22

Vorasidenib is the only mutant IDH1 inhibitor approved for the treatment of mutant IDH1 glioma In May 2024, Royalty Pharma announced it acquired an interest in Agios Pharmaceuticals’ royalty on U.S. net sales of Servier’s vorasidenib Royalty Pharma paid Agios $905 million in cash upon FDA approval of vorasidenib for a 15% royalty on annual U.S. net sales up to $1 billion Will receive a 12% royalty and Agios will retain a 3% royalty on potential U.S. net sales >$1 billion Royalty Pharma forecasts vorasidenib peak U.S. net sales of >$1 billion Implies vorasidenib valuation of ~$6 billion Source: Royalty Pharma plc press release, Royalty Pharma investor presentation, and Agios Pharmaceuticals press release. Transaction Overview

Safusidenib’s response rate in an early-stage study of low-grade glioma is 3x the response rate demonstrated by vorasidenib in its pivotal INDIGO study ORR: Overall response rate. Note: Information depicts response rates with IDH inhibitor in IDH1-mutant gliomas in Phase 1 studies; Low-grade glioma also referred to as non-enhancing glioma was assessed by Response Assessment in Neuro-Oncology (RANO) – LGG. These data are derived from different clinical studies, with differences in study design and patient populations. No head-to-head studies have been conducted. Comparisons in a head-to-head study may yield different results. 1. Mellinghoff et al., Clinical Cancer Research, 2021 and Mellinghoff et al., New England Journal of Medicine, 2023. 2. Natsume et al., Neuro-Oncology, 2023. Low grade mutant IDH1 glioma (vorasidenib vs. safusidenib) 11% (Pivotal study) Vorasidenib n=22 Safusidenib n=12 Vorasidenib1 Safusidenib2 18% (phase 1 study)

In high grade glioma, two CRs were observed lasting 174 weeks (glioblastoma) and 95 weeks (oligodendroglioma), with patients still on treatment at data cutoff CR: Complete Response; ORR: Overall response rate. Note: Information depicts response rates with IDH inhibitor in IDH1-mutant gliomas in Phase 1 studies; High-grade glioma referred to as enhancing glioma was assessed by Response Assessment in Neuro-Oncology (RANO). These data are derived from different clinical studies, with differences in study design and patient populations. No head-to-head studies have been conducted. Comparisons in a head-to-head study may yield different results. 1. Mellinghoff et al., Clinical Cancer Research, 2021 and Mellinghoff et al., New England Journal of Medicine, 2023. 2. Natsume et al., Neuro-Oncology, 2023. Vorasidenib1 Safusidenib2 High grade mutant IDH1 glioma (vorasidenib vs. safusidenib) Pivotal study (INDIGO) 0% 2 out of 6 high grade glioma responses were Complete Responses (CRs) CRs: 6% Vorasidenib n=30 Safusidenib n=35

Safusidenib’s anti-tumor effects, unlike those of vorasidenib, appear to result from enhancement of immunity, which may drive deep and durable responses like IO Source: Nuvation Bio internal preclinical research data on file. Survival Vehicle Safusidenib (50 mg/kg BID) Safusidenib (150 mg/kg BID) Vorasidenib (50 mg/kg QD) % Survival Days after start of treatment Xenografts in immunocompetent mice

TEAE: n (%); Preferred Term1,2 All grades Grade 3 Skin hyperpigmentation 25 (53) N/A Diarrhea 22 (47) 2 (4) Pruritus  14 (30) 0 Alopecia  13 (28) 0 Arthralgia  13 (28) 1 (2) Nausea  12 (26) 0 Rash 11 (23) 0 Headache  11 (23) 1 (2) Source: Natsume et al., Neuro-Oncology, 2023. 1. Safety analysis set (n=47). 2. Patients were only counted once even if the same adverse event was reported more than once. Five of the top eight adverse events seen in a Phase 1 study of safusidenib are consistent with an immune-related MOA

NUV-1511 | DDC Advanced solid tumors Phase 1/2 study ongoing

Oral or IV delivery Improves therapeutic index vs. untargeted warhead IV delivery Limited to cell-surface targets Complex and expensive CMC Antibody-drug conjugate Nuvation Bio’s drug-drug conjugate (DDC) platform is a potentially revolutionary advance beyond ADCs Drug-drug conjugates Tissue-selective targeting improves therapeutic index vs. untargeted warhead Binds intracellular and cell membrane targets Highly cell permeable Simpler and less expensive to manufacture Antibody-drug conjugates Drug-drug conjugates

DDCs are designed to bind TWO different targets simultaneously Two separate drugs with two separate targets Drug Target X Drug Target Y Drug X Drug Y Fuse Binding Domains Drug Target X Drug Target Y Drug X Drug Y

NUV-1511, a DDC derivative of a widely used chemotherapy agent, suppresses prostate and breast cancer growth in xenografts Source: Nuvation Bio internal preclinical research data on file. CDX: Cell-line derived xenograft; ER: Estrogen receptor. Prostate cancer CDX (LNCAP) ER+ breast cancer CDX (T47D)

Intermittent dosing of NUV-1511 leads to sustained tumor inhibition for weeks Prostate cancer CDX (LNCAP) Source: Nuvation Bio internal preclinical research data on file. CDX: Cell-line derived xenograft.

NUV-1511 is initially being evaluated in five indications for which there is a significant unmet need and large market potential Nuvation Bio initiated a Phase 1/2 study evaluating NUV-1511 for the treatment of patients with: 1 Advanced solid tumors who previously received and progressed on or after treatment with Enhertu® and/or Trodelvy® per approved U.S. FDA labeling Human epidermal growth factor receptor 2-negative (HER2-) metastatic breast cancer Metastatic castration-resistant prostate cancer Platinum-resistant ovarian cancer Advanced pancreatic cancer 2 3 4 5

NUV-868 | BETi Advanced solid tumors Completed Phase 1 and Phase 1b studies Future indications Currently evaluating next steps for program

First generation BET inhibitors have been toxic and poorly effective; NUV-868 is the most BD2-selective BET inhibitor in development BET proteins regulate the expression of many oncogenes, including cMYC – an oncogene that has not been targetable directly with a drug Non-selective BD1/2-inhibitors have been associated with tolerability issues, many apparently due to BD1 inhibition1 NUV-868 inhibits BD2 almost 1,500 times more potently than BD1, which may improve efficacy and tolerability 1. Faivre et al 2020. 2. Various assays used. 3. Internal Nuvation Bio data. 4. https://ash.confex.com/ash/2020/webprogram/Paper140138.html. 5. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5474678/. 6. https://www.nature.com/articles/s41388-018-0150-2. 7. 2016-EORTCposter-ZenithEpigenetics.pdf. BRD4 Affinity2 BD2 (nM) BD1 (nM) Selectivity NUV-868* 2 2920 1460x ABBV-7443 1.05 340 324x Pelabresib3 17 85 5-6x ABBV-0751 3 11 3.7x MK-8628/OTX-0155 17 26 1.5x BI-8949996 41 5 0.1x ZEN-36947 Non-selective *high plasma protein binding, > 1% free fraction NUV-868 is the most selective BD2 vs BD1 BET inhibitor in development

Nuvation Bio is focused on tackling the greatest challenges in cancer treatment Broad clinical-stage pipeline provides multiple catalysts in 2025 Safusidenib | mIDH1 inhibitor: Update on pivotal study design in 2H 2025; Potential for additional data in 2H 2025 NUV-1511 | Drug-drug conjugate: Update on Phase 1/2 dose escalation study in 2H 2025 NUV-868 | BD2-selective BET inhibitor: Completed Phase 1 and Phase 1b studies Strong pro forma cash position provides path to potential profitability $462 million as of March 31, 2025 Secured up to $250 million upon U.S. FDA approval of IBTROZI1 No need to raise additional capital to fund IBTROZI launch or pipeline programs Experienced biotech leadership team Founded by Dr. David Hung, the founder and CEO of Medivation, who successfully developed and commercialized XTANDI® Management team has broad expertise from development through commercialization IBTROZI approved in the U.S. and China for advanced ROS1+ NSCLC (line agnostic) Approved by the U.S. FDA in June 2025 Approved by China’s NMPA in January 2025 Marketing Authorization Application currently under review in Japan 1. Includes $150 million of royalty interest financing and $50 million of debt funded after U.S. FDA approval of IBTROZI. An additional $50 million in debt is available at the company’s option for 12 months following first commercial sale.

$250 million non-dilutive financing with Sagard validates IBTROZI's commercial potential and provides Nuvation Bio with path to profitability

$150 million royalty financing

- Tiered, declining mid-single-digit royalty on annual U.S. net sales of IBTROZI:
  - **$0 – $600M:** 5.5%
  - **$600M – $1B:** 3.0%
- Nuvation retains all annual U.S. net sales above $1B (0% royalty) and after 1.6x – 2.0x return cap is met

$100 million senior term loan

- $50M funded upon U.S. FDA approval of IBTROZI
- $50M available at Company's option for 12 months[1]
- Interest-only to 5-year maturity at SOFR + 6.00%
- Single financial covenant: $25M of minimum liquidity

Opportunistic transaction solidifies financial position without need to raise additional capital

- *Royalty financing funds U.S. launch of IBTROZI*
- *Pro forma cash funds clinical-stage pipeline*
- *Improves flexibility for strategic capital deployment*
- *Extracts value from ~$260M[2] acquisition of AnHeart*

Source: Nuvation Bio press release and financing agreements.
1. $50 million in debt is available at the company's option for 12 months following first commercial sale. 2. Based on closing price of $2.31 per Nuvation Bio share prior to announcement on March 25, 2024. Nuvation Bio acquired AnHeart Therapeutics for ~113 million shares of common stock.

37